FOR IMMEDIATE RELEASE

Wind Point Partners Acquires Knape & Vogt Manufacturing Company

GRAND RAPIDS, Michigan, July 28, 2006 – Wind Point Partners, a private equity investment firm with offices in Chicago and Southfield, Michigan, today announced that it has completed the acquisition of Knape & Vogt Manufacturing Company (Nasdaq: KNAP), a manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products.

Knape & Vogt (KV) shareholders approved the sale on June 26, 2006 for $106 million in cash and assumed debt. Investment banking firm W.Y. Campbell & Company advised KV on the transaction.

As a result of the acquisition, KV’s stock will cease to trade on the NASDAQ market at the close of trading on July 28, 2006 and will be delisted. KV has appointed Computershare as paying agent, who will be charged with mailing a letter of transmittal and instructions to all KV stockholders of record. The letter of transmittal will be sent out in the next few weeks directing stockholders on how to surrender the KV stock they hold in exchange for payment.

“This was clearly the right opportunity for Knape & Vogt to maximize shareholder value while preserving our heritage as a leading manufacturer and product marketer,” said Bill Dutmers, former Chairman and CEO of Knape & Vogt and now a consultant to the company. “The KV team will continue to focus on serving our customers and driving the business, and we look forward to the added support and resources of the Wind Point team.”

Wind Point acquired Knape & Vogt in partnership with Peter Martin, who is assuming the role of CEO, and Bill Denton, who is assuming the role of chairman of KV. Martin was most recently president and CEO of The Holmes Group, an $800 million manufacturer and marketer of small appliances. Prior to The Holmes Group, Martin served as president of the $1.2 billion Global Window Fashions group of Newell Rubbermaid.

Bill Denton has over 35 years of experience in the consumer hard goods industry, most recently as president and CEO of Fiskars, a $600 million publicly traded manufacturer and marketer of branded consumer products. Prior to Fiskars, Denton served as president of the $2.0 billion Housewares group of Newell Rubbermaid, where he completed over 10 acquisitions and increased revenues from $0.9 billion to $2.0 billion.

“The Knape & Vogt brand name has been synonymous with quality, reliability and durability since its inception, leading to strong, long-term relationships with customers and end-users,” commented Peter Martin, CEO. “We look forward to working with the incumbent management team and see great opportunity to expand KV by growing both organically and through strategic acquisitions.”

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Wind Point Partners Acquires Knape & Vogt – page 2 of 2

Knape & Vogt employs about 600 people at its headquarters and main manufacturing facilities in Grand Rapids and a smaller manufacturing operation in Ho Chi Minh City, Vietnam, and showroom and sales offices in Chicago and Mississauga, Ontario.

About Knape & Vogt

Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

About Wind Point Partners

Wind Point Partners is a private equity investment firm with offices in Chicago, Illinois and Southfield, Michigan that manages more than $2 billion in capital. Wind Point focuses on partnering with top caliber management teams to acquire solid middle market businesses. Additional information about Wind Point is available at www.windpointpartners.com.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of Knape & Vogt.

Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied. Knape & Vogt undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Ryan McGrath
Lambert, Edwards & Associates (616) 233-0500